Teleflex Incorporated Third Quarter 2019 Earnings Conference Call 1

Conference Call Logistics The release, accompanying slides, and replay webcast are available online at www.teleflex.com (click on “Investors”) Telephone replay available by dialing (855) 859-2056 or for international calls, (404) 537-3406, pass code number 1185417 2

Today’s Speakers Liam Kelly President and CEO Thomas Powell Executive Vice President and CFO Jake Elguicze Treasurer and Vice President, Investor Relations 3

Note on Forward-Looking Statements This presentation contains forward-looking statements, including, but not limited to, our expectation with respect to the timing for the full market release of the MANTATM Vascular Closure Device; forecasted 2019 GAAP and constant currency revenue growth, GAAP and adjusted gross and operating profit and margins and GAAP and adjusted diluted earnings per share and the items that are expected to impact each of those forecasted results; our assumptions with respect to the euro to U.S. dollar exchange rate for 2019 and our adjusted weighted average shares for 2019; estimated pre-tax charges we expect to incur in connection with our ongoing restructuring programs; estimated annualized pre-tax savings we expect to realize in connection with our ongoing restructuring programs and a similar initiative within our OEM segment (the “OEM initiative”); our expectations with respect to when we will begin to realize savings from our ongoing restructuring programs and the OEM initiative and when those programs will be substantially completed; and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward–looking statements. These risks and uncertainties are addressed in our SEC filings, including our most recent Form 10-K. We expressly disclaim any obligation to update forward-looking statements, except as otherwise specifically stated by us or as required by law or regulation. Note on Non-GAAP Financial Measures This presentation refers to certain non-GAAP financial measures, including, but not limited to, constant currency revenue growth, adjusted diluted earnings per share, adjusted gross and operating margins and adjusted tax rate. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Tables reconciling these non-GAAP financial measures to the most comparable GAAP financial measures are contained within this presentation and the appendices at the end of this presentation. Additional Notes This document contains certain highlights with respect to our first 2019 performance and developments and does not purport to be a complete summary thereof. Accordingly, we encourage you to read our Earnings Release for the quarter ended June 30, 2019 located in the investor section of our website at www.teleflex.com and our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission. Unless otherwise noted, the following slides reflect continuing operations. 4

3Q19 Highlights Revenue Highlights • As-reported revenue increased 6.3% versus 3Q18 • Constant currency revenue increased 8.0% versus 3Q18 • Lowered full year 2019 as-reported revenue growth guidance range • Raised full year 2019 constant currency revenue growth guidance range Broad Based Product Category Performance1 • Interventional Urology revenues of $73.6 million, up 50.4% over 3Q18 as UroLift® continues strong momentum • Interventional revenues of $106.9 million, up 8.2% over 3Q18, driven by complex catheters, On-Control®, biologics, intra-aortic, and large-bore closure products • Vascular Access revenues of $148.7 million, up 6.1% over 3Q18, driven by PICCs and CVCs • Surgical revenues of $92.6 million, up 5.0% over 3Q18 driven by ligation products and surgical instruments Adjusted Margin and Adjusted EPS Highlights • Adjusted gross margin of 58.6%, up 160 bps versus 3Q18 • Adjusted operating margin of 27.0%, up 100 bps versus 3Q18 • Adjusted EPS of $2.97, up 17.9% versus 3Q18 • Reaffirmed full year 2019 adjusted gross and operating margin guidance ranges • Narrowed full year 2019 adjusted earnings per share guidance from a range of between $10.90 and $11.10 to a range of between $11.05 and $11.10 1. All global product family revenue growth provided is on a constant currency basis 5 Note: Tables reconciling non-GAAP financial measures to the most comparable GAAP financial measures are included within this presentation and the appendices to this presentation.

Segment Revenue Review Total Constant Dollars Q3’19 Q3’18 Currency Revenue Currency in Millions Revenue Revenue Impact Growth Growth Americas $374.5 $338.7 10.6% (0.1%) 10.7% EMEA $140.5 $139.6 0.7% (4.4%) 5.1% Asia $77.9 $76.5 1.7% (3.3%) 5.0% OEM $55.4 $54.9 1.1% (0.8%) 1.9% TOTAL $648.3 $609.7 6.3% (1.7%) 8.0% 6

Global Product Category Revenue Review Total Constant Dollars Q3’19 Q3’18 Currency Revenue Currency in Millions Revenue Revenue Impact Growth Growth Vascular Access $148.7 $142.1 4.6% (1.5%) 6.1% Interventional $106.9 $100.0 6.9% (1.3%) 8.2% Anesthesia $87.1 $87.5 (0.5%) (2.0%) 1.5% Surgical $92.6 $89.9 3.0% (2.0%) 5.0% Interventional Urology $73.6 $49.0 50.3% (0.1%) 50.4% OEM $55.4 $54.9 1.1% (0.8%) 1.9% Other1 $83.9 $86.3 (2.8%) (2.4%) (0.4%) TOTAL $648.3 $609.7 6.3% (1.7%) 8.0% 1. Includes revenues generated from sales of the Company’s respiratory and urology products (other than interventional urology products). 7

Product Updates

UroLift® System

KEY TAKEAWAYS

<u>UroLift Receives Innovation Award – August 7, 2019</u>

- The UroLift System won the 2019 James & Wells Medical Technology Association of New Zealand (MTANZ) Innovation Award
- The MTANZ Innovation Award recognizes products that significantly contribute to improving patient outcomes by enhancing their quality of life, as well as exhibiting technical excellence and innovation across the entire medical device sector

<u>Publication of Urology Times Article – September 16, 2019</u>

- Urology Times Article showcases the effectiveness and overall benefits of the UroLift System treatment for patients with benign prostatic hyperplasia (BPH)
- Article notes that, due to shortcomings of transurethral resection of the prostate and medications, the advancement of the minimally invasive surgical technologies (MIST) category remains imperative for men seeking an effective treatment option for BPH
- In the article, the UroLift System scores favorably on the MIST scoresheet, with patients reporting rapid recovery and symptom relief, preserved sexual function, low catheterization rates and low complications



Nitinol Capsular Tab
PET Suture
8 mm
Stainless Steel Urethral End Piece

UroLift® System Permanent Implant



UROLIFT

UroLift® System Delivery Device

8

Teleflex®

Product Updates

MANTA™ Vascular Closure Device

KEY TAKEAWAYS

Product Description

- **The MANTA™ Device is the first commercially available** biomechanical vascular closure device designed specifically for large bore femoral arterial access site closure[1]
- Simple deployment that addresses the challenges of large bore closure with a single easy-to-use device[2a]
- Reduces time to hemostasis without pre-closure, utilizing the coagulation-inducing properties of collagen for rapid hemostasis to promote vessel healing[2b, 3-5]
- Delivers reproducible results and helps inspire confidence in achieving successful closure[2c]

Market and Utilization Update

- Price discovery and limited market release in U.S. on-track, with initial focus on closure of TAVR procedures
- Account penetration, re-order rates and initial adoption in U.S. has been strong
- Full market release in U.S. scheduled for January 2020



MANTA®
Vascular Closure Device
Enter A New Era
in Large Bore Closure



A
B
C
D
E
F
G
H

A **Simple lever rotation** releases the anchor

B **Visual and auditory cues** help ensure confident deployment

C **Over-the-wire design** aids device placement throughout deployment

D **Resorbable collagen and anchor** sandwich the access site

E **Collagen** induces coagulation for rapid hemostasis to promote vessel healing

F **Sliding suture knot** provides initial compaction of the collagen

G **Radiopaque lock** secures the sliding suture knot without tamping and is a helpful landmark for future interventions

H **Lock advancement tube** positions the lock over the suture knot to secure the collagen-anchor sandwich

1. Data on file at Teleflex.
2. Data on file at Teleflex. The SAFE MANTA IDE Clinical Trial.
   a. A single MANTA™ Vascular Closure Device was deployed in 99.6% of subjects in IDE trial.
   b. The MANTA™ Device demonstrated a time to hemostasis (TTH) of 24 seconds median time (65 seconds mean time) from deployment to hemostasis, which is lower than published rates for Perclose ProGlide® where Perclose ProGlide® demonstrated a TTH of 9.8 ± 17 minutes (588 ± 1,020 seconds).
   c. 97.7% Technical Success, defined as percutaneous vascular closure obtained with the MANTA™ Device without the use of unplanned endovascular or surgical intervention.

Study sponsored by Teleflex Incorporated or its affiliates.

3. Nelson PR, et al. A multicenter, randomized, controlled trial of totally percutaneous access versus open femoral exposure for endovascular aortic aneurysm repair (the PEVAR trial). J Vasc Surg. 2014 May;59(5):1081-1193.
4. Farndale RW, et al. The role of collagen in thrombosis and hemostasis. J Thromb Haemost. 2004 Apr;2(4):564-573.
5. Nuyttens BP, et al. Platelet adhesion to collagen. Thromb Res. 2011;127(2): S26-S29.

9

Teleflex®

3Q19 Financial Review Revenue of $648.3 million • Up 6.3% vs. prior year period on an as-reported basis • Up 8.0% vs. prior year period on a constant currency basis Gross Margin • GAAP gross margin of 57.9%, up 170 bps vs. prior year period • Adjusted gross margin of 58.6%, up 160 bps vs. prior year period Operating Margin • GAAP operating margin of 18.1%, up 460 bps vs. prior year period • Adjusted operating margin of 27.0%, up 100 bps vs. prior year period Tax Rate • GAAP tax rate of (132.3%), compared to (2.3%) in the prior year period • Adjusted tax rate of 10.3%, compared to 10.7% in the prior year period Earnings per Share • GAAP EPS of $4.85, up 300.8% vs. prior year period • Adjusted EPS of $2.97, up 17.9% vs. prior year period 10 Note: Tables reconciling non-GAAP financial measures to the most comparable GAAP financial measures are included within this presentation and the appendices to this presentation.

2019 Financial Outlook 2019 Revenue Guidance • Lowered as-reported revenue growth guidance from a range of between 6% and 6.5% to a range of between 5.75% and 6% • Increased constant currency revenue growth guidance from a range of between 7.5% and 8% to a range of between 8% and 8.25% 2019 Gross Margin Guidance • Raised GAAP gross margin guidance from a range of between 57.2% and 57.75% to a range of between 57.25% and 57.8% • Reaffirmed adjusted gross margin guidance range of between 58.0% and 58.5% 2019 Operating Margin Guidance • Reaffirmed GAAP operating margin guidance range of between 16.85% and 17.55% • Reaffirmed adjusted operating margin guidance range of between 26.0% and 26.5% 2019 Earnings per Share Guidance • Raised GAAP EPS guidance from a range of between $6.82 and $6.94 to a range of between $9.85 and $9.90 • Narrowed adjusted earnings per share guidance from a range of between $10.90 and $11.10 to a range of between $11.05 and $11.10 11 Note: See appendices for reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.

Question and Answer Section 12

THANK YOU 13

Appendices 14

Non-GAAP Financial Measures The presentation to which these appendices are attached and the following appendices include, among other things, tables reconciling the following applicable non-GAAP financial measures to the most comparable GAAP financial measure: • Constant currency revenue growth. This non-GAAP measure is based upon net revenues, adjusted to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and generally are outside of the control of our management. We believe that this measure facilitates a comparison of our operating performance exclusive of currency exchange rate fluctuations that do not reflect our underlying performance or business trends. • Adjusted diluted earnings per share. This non-GAAP measure is based upon diluted earnings per share from continuing operations, the most directly comparable GAAP measure, adjusted to exclude, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items; (ii) acquisition, integration and divestiture related items; (iii) “other items” identified in note (C) to the reconciliation tables appearing in Appendices D and E; (iv) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation; (v) intangible amortization expense; and (vi) tax adjustments. Management does not believe that any of the excluded items are indicative of our underlying core performance or business trends. • Adjusted gross profit and margin. These measures exclude, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items, (ii) acquisition, integration and divestiture related items and (iii) “other items” identified in note (C) to the reconciliation table appearing in Appendix A. • Adjusted operating profit and margin. These measures exclude, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items; (ii) acquisitions, integration and divestiture related items; (iii) “other items” identified in note (C) to the reconciliation table appearing in Appendix B; (iv) intangible amortization expense; and (v) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation. • Adjusted tax rate. This measure is the percentage of the Company’s adjusted taxes on income from continuing operations to its adjusted income from continuing operations before taxes. Adjusted taxes on income from continuing operations excludes, depending on the period presented, the impact of tax benefits or costs associated with (i) restructuring, restructuring related and impairment items; (ii) acquisition, integration and divestiture related items; (iii) “other items” identified in note (A) to the reconciliation table appearing in Appendix C; (iv) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation; (v) intangible amortization expense; and (vi) tax adjustments. 15

Non-GAAP Adjustments The following is an explanation of certain of the adjustments that are applied with respect to one or more of the non-GAAP financial measures that appear in the presentation to which these appendices are attached: Restructuring, restructuring related and impairment items - Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs associated with the restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. Impairment charges occur if, due to events or changes in circumstances, we determine that the carrying value of an asset exceeds its fair value. Impairment charges do not directly affect our liquidity, but could have a material adverse effect on our reported financial results. Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration liabilities; and bridge loan facility and backstop financing fees in connection with loan facilities that ultimately were not utilized. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of a divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. Other items - These are discrete items that occur sporadically and can affect period-to-period comparisons. See footnote C to the reconciliation tables set forth below. European medical device regulation - The European Union (“EU”) has adopted the EU Medical Device Regulation (“MDR”), which replaces the existing Medical Devices Directive (“MDD”) and imposes more stringent requirements for the marketing and sale of medical devices in the EU, including requirements affecting clinical evaluations, quality systems and post-market surveillance. Manufacturers of currently marketed medical devices will have until May 2020 to meet the MDR requirements, although certain devices that previously satisfied MDD requirements can continue to be placed on the EU market until May 2024, subject to certain limitations. Significantly, the MDR will require the re-registration of previously approved medical devices. As a result, Teleflex will incur expenditures in connection with the new registration of medical devices that previously had been registered under the MDD. Therefore, these expenditures are not considered to be ordinary course expenditures in connection with regulatory matters (in contrast, no adjustment has been made to exclude expenditures related to the registration of medical devices that were not registered previously under the MDD). Intangible amortization expense - Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non- competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions. Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law or certain other discrete changes affecting our deferred tax liability. 16

Appendix A – Reconciliation of Adjusted Gross Profit and Margin (Dollars in Thousands) Three Months Ended Nine Months Ended September 29, 2019 September 30, 2018 September 29, 2019 September 30, 2018 Teleflex gross profit as-reported $ 375,680 $ 342,573 $ 1,093,346 $ 1,018,621 Teleflex gross margin as-reported 57.9% 56.2% 57.1% 56.4% Restructuring, restructuring related and impairment items (A) 4,251 4,401 10,911 9,916 Acquisition, integration and divestiture related items (B) 97 352 97 1,058 Other items (C) - - - (1,347) Adjusted Teleflex gross profit $ 380,028 $ 347,326 $ 1,104,354 $ 1,028,248 Adjusted Teleflex gross margin 58.6% 57.0% 57.7% 56.9% Teleflex revenue as-reported $ 648,319 $ 609,672 $ 1,914,410 $ 1,806,768 (A) Restructuring, restructuring related and impairment items – The charges for all periods presented are for restructuring-related activities. (B) Acquisition, integration and divestiture related items – For the three and nine months ended September 30, 2018, these charges primarily related to our acquisition of NeoTract. (C) Other items – For the nine months ended September 30, 2018, other items included the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions. 17 See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

Appendix B – Reconciliation of Adjusted Operating Profit and Margin (Dollars in Thousands)

	Three Months Ended		Nine Months Ended	
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Teleflex income from continuing operations before interest and taxes	**$ 117,621**	**$ 82,105**	**$ 300,322**	**$ 202,438**
Teleflex income from continuing operations before interest and taxes margin	**18.1%**	**13.5%**	**15.7%**	**11.2%**
Restructuring, restructuring related and impairment items (A)	5,523	23,823	31,342	87,953
Acquisition, integration and divestiture related items (B)	14,634	15,508	38,080	54,939
Other items (C)	(868)	266	1,539	1,145
Medical Device Regulation (MDR) Costs (D)	1,028	-	1,628	-
Intangible amortization expense	37,376	36,966	112,661	111,974
Adjusted Teleflex income from continuing operations before interest and taxes	**$ 175,315**	**$ 158,668**	**$ 485,572**	**$ 458,449**
Adjusted Teleflex income from continuing operations before interest and taxes margin	**27.0%**	**26.0%**	**25.4%**	**25.4%**
Teleflex revenue as-reported	**$ 648,319**	**$ 609,672**	**$ 1,914,410**	**$ 1,806,768**

(A) Restructuring, restructuring related and impairment items – For the three months ended September 29, 2019 pre-tax restructuring charges were $1.3 million, pre-tax restructuring related charges were $4.3 million, and there were no pre-tax impairment charges. For the three months ended September 30, 2018, pre-tax restructuring charges were $2.0 million, pre-tax restructuring related charges were $4.6 million, and pre-tax impairment charges were $17.2 million. For the nine months ended September 29, 2019 pre-tax restructuring charges were $13.4 million, pre-tax restructuring related charges were $11.0 million, and pre-tax impairment charges were $6.9 million. For the nine months ended September 30, 2018, pre-tax restructuring charges were $58.5 million, pre-tax restructuring related charges were $10.3 million, and pre-tax impairment charges were $19.1 million.

(B) Acquisition, integration and divestiture related items – For the three months ended September 29, 2019, these charges primarily related to contingent consideration liabilities and our acquisition of Essential Medical, somewhat offset by the gain on sale of a divested asset. For the three months ended September 30, 2018, these charges primarily related to contingent consideration liabilities and our acquisition of NeoTract. There were no divestiture related activities for the three months ended September 30, 2018. For the nine months ended September 29, 2019, these charges primarily related to contingent consideration liabilities and our acquisition of Essential Medical, somewhat offset by the gain on sale of a divested business and a divested asset. For the nine months ended September 30, 2018, these charges primarily related to contingent consideration liabilities and our acquisition of NeoTract. There were no divestiture related activities for the nine months ended September 30, 2018.

(C) Other items – For the three months ended September 29, 2019, other items included debt modification expenses, and relabeling costs, offset by a credit associated with an insurance settlement. For the three months ended September 30, 2018, these items included relabeling costs. For the nine months ended September 29, 2019, other items included debt modification expenses, expenses associated with a franchise tax audit, and relabeling costs, somewhat offset by a credit associated with an insurance settlement. Other items for the nine months ended September 30, 2018 included the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions and relabeling costs. In addition, these items included a charge we incurred as a result of our continuing evaluation of the impact of the Tax Cuts and Jobs Act ("TCJA") on our consolidated operations. During the second quarter of 2018, we identified provisions of the TCJA that could have adverse consequences due to our organization structure. We implemented certain changes in our organization structure (with, pursuant to tax law, retroactive impact back to 2017), and as a result of which we incurred a $1.9 million net worth tax in a foreign jurisdiction with respect to the 2017 tax year. Because the decision to make the change resulting in the net worth tax occurred in the second quarter of 2018, and as permitted under GAAP, we recorded the net worth tax charge in 2018, and the adjustment eliminating the charge is included in the table above among "Other Items" for the 2018 period.

(D) MDR – For the three and nine months ended September 29, 2019, these costs are associated with our efforts to comply with the European Medical Device Regulation initiatives. For the nine months ended September 29, 2019, the costs associated with the European Medical Device Regulation initiative include $0.3 million that were a component of the "Other items" line item in the reconciliation table for the three months ended March 31, 2019 included in our first quarter 2019 earnings release.

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See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

Teleflex®

Appendix C – Reconciliation of Adjusted Tax Rate (Dollars in Thousands)

	Three Months Ended			Nine Months Ended		
	Income from continuing operations before taxes	Taxes on income from continuing operations	Tax rate	Income from continuing operations before taxes	Taxes on income from continuing operations	Tax rate
September 29, 2019 GAAP basis	$98,546	($130,383)	-132.3%	$238,608	($115,567)	-48.4%
Restructuring, restructuring related and impairment charges	$5,523	$654		$31,342	$4,064	
Acquisition, integration and divestiture related items	$14,634	($32)		$38,080	($1,914)	
Other items (A)	($868)	($214)		$1,539	$358	
Medical Device Regulation (MDR) Costs (B)	$1,028	$0		$1,628	$0	
Intangible amortization expense	$37,376	$7,611		$112,661	$23,014	
Tax adjustment	$0	$138,379		$0	$143,641	
September 29, 2019 Adjusted basis	$156,239	$16,015	10.3%	$423,858	$53,596	12.6%
September 30, 2018 GAAP basis	$55,254	($1,286)	-2.3%	$123,451	$14,532	11.8%
Restructuring, restructuring related and impairment charges	$23,823	$8,748		$87,953	$10,587	
Acquisition, integration and divestiture related items	$15,508	$652		$54,939	$1,013	
Other items (A)	$266	$66		$1,145	($50)	
Intangible amortization expense	$36,966	$5,835		$111,974	$20,045	
Tax adjustment	$0	$42		$0	($524)	
September 30, 2018 Adjusted basis	$131,817	$14,057	10.7%	$379,462	$45,603	12.0%

(A) Other items – For the three months ended September 29, 2019, other items included debt modification expenses, and relabeling costs, offset by a credit associated with an insurance settlement. For the three months ended September 30, 2018, these items included relabeling costs. For the nine months ended September 29, 2019, other items included debt modification expenses, expenses associated with a franchise tax audit, and relabeling costs, somewhat offset by a credit associated with an insurance settlement. Other items for the nine months ended September 30, 2018 included the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions and relabeling costs. In addition, these items included a charge we incurred as a result of our continuing evaluation of the impact of the Tax Cuts and Jobs Act ("TCJA") on our consolidated operations. During the second quarter of 2018, we identified provisions of the TCJA that could have adverse consequences due to our organization structure. We implemented certain changes in our organization structure (with, pursuant to tax law, retroactive impact back to 2017), and as a result of which we incurred a $1.9 million net worth tax in a foreign jurisdiction with respect to the 2017 tax year. Because the decision to make the change resulting in the net worth tax occurred in the second quarter of 2018, and as permitted under GAAP, we recorded the net worth tax charge in 2018, and the adjustment eliminating the charge is included in the table above among "Other Items" for the 2018 period.

(B) MDR – For the three and nine months ended September 29, 2019, these costs are associated with our efforts to comply with the European Medical Device Regulation initiatives. For the nine months ended September 29, 2019, the costs associated with the European Medical Device Regulation initiative include $0.3 million that were a component of the "Other items" line item in the reconciliation table for the three months ended March 31, 2019 included in our first quarter 2019 earnings release.

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See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.
Teleflex®

Appendix D – Reconciliation of Adjusted EPS from Continuing Operations Three Months Ended– September 29, 2019 (Dollars in Millions, except per share data) Selling, general Restructuring Diluted earnings Cost of Research and (Gain) loss on and and Income Income (loss) from per share from goods development sale of business administrative impairment taxes continuing operations continuing sold expenses and assets expenses charges operations GAAP Basis $272.6 $229.9 $28.0 $1.3 ($1.1) ($130.4) $228.9 $4.85 Adjustments Restructuring, restructuring related and 4.3 0.0 (0.0) 1.3 — 0.7 4.9 $0.10 impairment items (A) Acquisition, integration and divestiture related 0.1 15.6 — — (1.1) (0.0) 14.7 $0.31 items (B) Other items (C) — (0.9) — — — (0.2) (0.7) ($0.01) MDR Costs (D) — — 1.0 — — — 1.0 $0.02 Intangible amortization — 37.3 0.1 — — 7.6 29.8 $0.63 expense Tax adjustments — — — — — 138.4 (138.4) ($2.93) Adjusted basis $268.3 $177.9 $26.8 — — $16.0 $140.2 $2.97 20 See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

Appendix E – Reconciliation of Adjusted EPS from Continuing Operations Nine Months Ended–September 29, 2019 (Dollars in Millions, except per share data) Selling, general Restructuring Diluted earnings Cost of Research and (Gain) loss on and and Income Income (loss) from per share from goods development sale of business administrative impairment taxes continuing operations continuing sold expenses and assets expenses charges operations GAAP Basis $821.1 $693.8 $82.7 $20.3 (3.8) ($115.6) $354.2 $7.53 Adjustments Restructuring, restructuring related and 10.9 0.0 0.0 20.3 — 4.1 27.3 $0.58 impairment items (A) Acquisition, integration and divestiture related 0.1 41.8 — — (3.8) (1.9) 40.0 $0.85 items (B) Other items (C) — 1.5 — — — 0.4 1.2 $0.03 MDR Costs (D) — — 1.6 — — — 1.6 $0.03 Intangible amortization — 112.3 0.3 — — 23.0 89.6 $1.91 expense Tax adjustments — — — — — 143.6 (143.6) ($3.05) Adjusted basis $810.1 $538.0 $80.7 — — $53.6 $370.3 $7.87 21 See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

Appendix F – Reconciliation of Adjusted EPS from Continuing Operations Three Months Ended –September 30, 2018 (Dollars in Millions, except per share data) Selling, general Restructuring Diluted earnings Cost of Research and and and Income Income (loss) from per share from goods development administrative impairment taxes continuing operations continuing sold expenses expenses charges operations GAAP Basis $267.1 $214.9 $26.4 $19.2 ($1.3) $56.5 $1.21 Adjustments Restructuring, restructuring related and 4.4 0.2 0.1 19.2 8.7 15.1 $0.32 impairment items (A) Acquisition, integration and divestiture related 0.4 15.0 0.2 — 0.7 14.9 $0.32 items (B) Other items (C) — 0.3 — — 0.1 0.2 — MDR Costs (D) — — — — — — — Intangible amortization — 36.9 0.1 — 5.8 31.1 $0.66 expense Tax adjustments — — — — 0.0 (0.0) — Adjusted basis $262.3 $162.6 $26.0 — $14.1 $117.8 $2.52 22 See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

Appendix G – Reconciliation of Adjusted EPS from Continuing Operations Nine Months Ended –September 30, 2018 (Dollars in Millions, except per share data) Selling, general Restructuring Diluted earnings Cost of Research and and and Income Income (loss) from per share from goods development administrative impairment taxes continuing operations continuing sold expenses expenses charges operations GAAP Basis $788.1 $660.1 $78.4 $77.6 $14.5 $108.9 $2.33 Adjustments Restructuring, restructuring related and 9.9 0.2 0.2 77.6 10.6 77.4 $1.65 impairment items (A) Acquisition, integration and divestiture related 1.1 53.4 0.5 — 1.0 53.9 $1.15 items (B) Other items (C) (1.3) 2.5 — — (0.1) 1.2 $0.03 Intangible amortization — 111.6 0.3 — 20.0 91.9 $1.96 expense Tax adjustments — — — — (0.5) 0.5 $0.01 Shares due to Teleflex — — — — — — — under note hedge Adjusted basis $778.5 $492.4 $77.4 — $45.6 $333.9 $7.14 23 See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

Appendices D, E, F and G – tickmarks (A) Restructuring, restructuring related and impairment items – For the three months ended September 29, 2019, pre-tax restructuring charges were $1.3 million, and pre-tax restructuring related charges were $4.3 million; there were no pre-tax impairment charges. For the three months ended September 30, 2018, pre-tax restructuring charges were $2.0 million, pre-tax restructuring related charges were $4.6 million, and pre-tax impairment charges were $17.2 million. For the nine months ended September 29, 2019, pre-tax restructuring charges were $13.4 million, pre- tax restructuring related charges were $11.0 million, and pre-tax impairment charges were $6.9 million. For the nine months ended September 30, 2018, pre-tax restructuring charges were $58.5 million, pre-tax restructuring related charges were $10.3 million, and pre-tax impairment charges were $19.1 million. (B) Acquisition, integration and divestiture related items – For the three months ended September 29, 2019, these charges primarily related to contingent consideration liabilities and our acquisition of Essential Medical, Inc., partially offset by the gain on sale of an asset. For the three months ended September 30, 2018, these charges primarily related to contingent consideration liabilities and our acquisition of NeoTract, Inc. There were no divestiture related activities for the three months ended September 30, 2018. For the nine months ended September 29, 2019, these charges primarily related to contingent consideration liabilities and our acquisition of Essential Medical, Inc., partially offset by the gain on sale of a business and another asset. For the nine months ended September 30, 2018, these charges primarily related to contingent consideration liabilities and our acquisition of NeoTract, Inc. There were no divestiture related activities during the nine months ended September 30, 2018. (C) Other items – For the three months ended September 29, 2019, other items included debt modification expenses and product relabeling costs, offset by a credit associated with an insurance settlement. For the three months ended September 30, 2018, these items included product relabeling costs. For the nine months ended September 29, 2019, other items included debt modification expenses, expenses associated with a franchise tax audit, and product relabeling costs, somewhat offset by a credit associated with an insurance settlement. Other items for the nine months ended September 30, 2018 included the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions and relabeling costs. In addition, these items included a charge we incurred as a result of our continuing evaluation of the impact of the Tax Cuts and Jobs Act ("TCJA") on our consolidated operations. During the second quarter of 2018, we identified provisions of the TCJA that could have adverse consequences due to our organization structure. We implemented certain changes in our organization structure (pursuant to applicable tax law, these changes retroactively affected the 2017 tax year), and as a result, we incurred a $1.9 million net worth tax in a foreign jurisdiction with respect to the 2017 tax year. Because the decision to make the change resulting in the net worth tax occurred in the second quarter of 2018, and as permitted under GAAP, we recorded the net worth tax charge in 2018; the adjustment eliminating the charge is included in the table above among "Other Items" for the 2018 period. (D) MDR – For the three and nine months ended September 29, 2019, these costs were associated with our efforts to comply with the European Medical Device Regulation. For the nine months ended September 29, 2019, the costs associated with the European Medical Device Regulation include $0.3 million that were a component of the "Other items" line item in the reconciliation table for the three months ended March 31, 2019 included in our first quarter 2019 earnings release. 24 See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

Appendix H - Reconciliation of 2019 Revenue Guidance 2019 Guidance Low High Forecasted GAAP Revenue Growth 5.75% 6.00% Forecasted impact of foreign currency exchange rate fluctuations -2.25% -2.25% Forecasted Constant Currency Revenue Growth 8.00% 8.25% 25

Appendix I – Reconciliation of 2019 Adjusted Gross and Operating Margin Guidance 2019 Guidance Low High Forecasted GAAP Gross Margin 57.25% 57.80% Estimated restructuring, restructuring related and impairment items 0.75% 0.70% Estimated acquisition, integration and divestiture related items 0.00% 0.00% Estimated other items 0.00% 0.00% Forecasted Adjusted Gross Margin 58.00% 58.50% 2019 Guidance Low High Forecasted GAAP Operating Margin 16.85% 17.55% Estimated restructuring, restructuring related and impairment items 1.55% 1.50% Estimated acquisition, integration and divestiture related items 1.65% 1.60% Estimated other items 0.20% 0.15% Estimated intangible amortization expense 5.75% 5.70% Forecasted Adjusted Operaitng Margin 26.00% 26.50% 26

Appendix J – Reconciliation of 2019 Adjusted Earnings Per Share Guidance 2019 Guidance Low High Forecasted GAAP Diluted Earnings Per Share $9.85 $9.90 Estimated Restructuring, restructuring related and impairment items, net of tax $0.75 $0.76 Estimated acquisition, integration and divestiture related items, net of tax $0.93 $0.94 Estimated other items, net of tax $0.23 $0.24 Estimated intangible amortization expense, net of tax $2.55 $2.56 Tax adjustments ($3.26) ($3.30) Forecasted Adjusted Diluted Earning Per Share $11.05 $11.10 27

Appendix K – 2019 Financial Outlook Assumptions Euro to U.S. Dollar exchange rate assumed to be approximately 1.12 for full year 2019 Adjusted weighted average shares expected to be approximately 47.1 million for full year 2019 2019 Calendar of shipping days: Q1’19 vs. Q1’18: no difference Q2’19 vs. Q2’18: 1 less day Q3’19 vs. Q3’18: no difference Q4’19 vs. Q4’18: 1 additional day FY’19 vs. FY’18: no difference 28

Appendix L – Teleflex Restructuring and Similar Cost Savings Initiatives Summary

In February 2019, we initiated a restructuring plan primarily involving the relocation of certain manufacturing operations to existing lower-cost locations and related workforce reductions (the "2019 Footprint realignment plan"). These actions are expected to be substantially completed during 2022. We estimate that we will incur aggregate pre-tax restructuring and restructuring related charges in connection with the 2019 Footprint realignment plan of $56 million to $70 million, of which, we expect $21 million to be incurred in 2019, with most of the balance is expected to be incurred prior to the end of 2021. We estimate that $53 million to $66 million of these charges will result in cash outlays, of which, $7 million is expected to be made in 2019, with most of the balance is expected to be made by the end of 2021. Additionally, we expect to incur $29 million to $35 million in aggregate capital expenditures under the plan, of which, $19 million is expected to be incurred during 2019, with most of the balance is expected to be incurred by the end of 2021. We expect to begin realizing plan-related savings in 2021 and expect to achieve annual pre-tax savings of $12 million to $14 million once the plan is fully implemented, which will benefit all of our segments except OEM.

In addition to the 2019 Footprint realignment plan, we have ongoing restructuring programs primarily related to the consolidation of our manufacturing operations (referred to as our 2018 and 2014 Footprint realignment plans). We also have similar ongoing activities to relocate certain manufacturing operations within our OEM segment (the "OEM initiative") that do not meet the criteria for a restructuring program under applicable accounting guidance; nevertheless, the activities should result in cost savings (we expect only minimal costs to be incurred in connection with the OEM initiative). With respect to our currently ongoing restructuring programs and the OEM initiative, the table below summarizes charges incurred or estimated to be incurred and estimated annual pre-tax savings to be realized as follows: (1) with respect to charges (a) the estimated total charges that will have been incurred once the restructuring programs and OEM initiative are completed; (b) the charges incurred through December 31, 2018; and (c) the estimated charges to be incurred from January 1, 2019 through the last anticipated completion date of the restructuring programs and OEM initiative, December 31, 2026 and (2) with respect to estimated annual pre-tax savings, (a) the estimated total annual pre-tax savings to be realized once the restructuring programs and OEM initiative are completed; (b) the estimated annual pre-tax savings realized based on the progress of the restructuring programs and OEM initiative through December 31, 2018; and (c) the estimated additional annual pre-tax savings to be realized from January 1, 2019 through the last anticipated completion date of the restructuring programs and the OEM initiative, December 31, 2026.

Estimated charges and pre-tax savings are subject to change based on, among other things, the nature and timing of restructuring activities and similar activities, changes in the scope of restructuring programs and the OEM initiative, unanticipated expenditures and other developments, the effect of additional acquisitions or dispositions, the failure to realize anticipated savings from a supply contract related to a component included in certain kits sold by our Americas segment and other factors that were not reflected in the assumptions made by management in previously estimating restructuring and restructuring related charges and estimated pre-tax savings. Moreover, estimated pre-tax savings constituting efficiencies with respect to increased costs that otherwise would have resulted from business acquisitions involve, among other things, assumptions regarding the cost structure and integration of businesses that previously were not administered by our management, which are subject to a particularly high degree of risk and uncertainty. It is likely that estimates of charges and pre-tax savings will change from time to time, and the table below reflects changes from amounts previously estimated. In addition, the table below does not include estimated charges and pre-tax savings related to substantially completed programs. For example, the 2017 Vascular Solutions integration program, the 2017 EMEA program, the 2016 Footprint realignment plan and other 2016 restructuring programs are excluded from the table below because they were substantially completed prior to or during 2019.

Pre-tax savings also can be affected by increases or decreases in sales volumes generated by the businesses subject to the consolidation of manufacturing operations; such variations in revenues can increase or decrease pre-tax savings generated by the consolidation of manufacturing operations. For example, an increase in sales volumes generated by the affected businesses, although likely increasing manufacturing costs, may generate additional savings with respect to costs that otherwise would have been incurred if the manufacturing operations were not consolidated.

Dollars in Millions	Estimated Total	Actuals through December 31, 2018	Estimated remaining from January 1, 2019 through December 31, 2026
Restructuring charges	$95 to $114	$68	$27 to $46
Restructuring related charges [1]	$110 to $141	$34	$76 to $107
Total charges	$205 to $255	$102	$103 to $153
OEM initiative annual pre-tax savings	$6 to $7	$1	$5 to $6
Ongoing restructuring programs pre-tax savings [2]	$63 to $73	$21	$42 to $52
Total annual pre-tax savings	$69 to $80	$22	$47 to $58

1. Restructuring related charges represent costs that are directly related to the programs and principally constitute costs to transfer manufacturing operations to existing lower-cost locations, project management costs and accelerated depreciation, as well as a charge that is expected to be imposed by a taxing authority as a result of our exit from facilities in the authority's jurisdiction. Most of these charges (other than the tax charge) are expected to be recognized as cost of goods sold.
2. Substantially all the pre-tax savings are expected to result in reductions to cost of goods sold. As previously disclosed, during 2016, in connection with our execution of the 2014 Footprint realignment plan, we implemented changes to medication delivery devices included in certain of our kits, which are expected to result in increased product costs (and therefore reduce the annual savings we anticipated at the inception of the program). However, we also expect to achieve improved pricing on these kits that will offset the increased costs, resulting in estimated annual increased revenues of $3 million to $4 million, which is not reflected in the table above. Since 2017, we have realized an aggregate benefit of $2.4 million resulting from this incremental pricing. More recently, during the fourth quarter of 2017, we entered into an agreement with an alternate provider for the development and supply of a component to be included in certain kits sold by our Americas segment. The agreement will result in increased development costs but is expected to reduce the cost of the component supply, once the supply becomes commercially available, as compared to the costs incurred with respect to our current suppliers. Therefore, we anticipate a net savings from the agreement, which is reflected in the table above.

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Teleflex®